Exhibit 99.1

This exchange offer (the “Offer”) is being made for the ordinary shares of Magic Software Enterprises Ltd. (the “Issuer”) by Matrix IT Ltd. (the “Offeror”), each of which is a company incorporated in Israel. The Offer and information distributed in connection with the Offer are subject to disclosure requirements of Israel that are different from those of the United States. Financial statements and financial information included in the document, if any, have been prepared in accordance with International Financial Reporting Standards (IFRS Accounting Standards) that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws in respect of the Offer, since the Issuer and the Offeror are located in Israel, and some or all of their officers and directors may be residents of Israel or other countries outside the U.S. You may not be able to sue a company incorporated outside the U.S. or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel a company incorporated outside the U.S. and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Matrix IT Ltd.
Company Registration No.: 520039413

To: Israel Securities Authority www.isa.gov.il	To: Tel Aviv Stock Exchange Ltd. www.tase.co.il	F049 (Public)	Filed via MAGNA: December 10, 2025 Reference No.: 2025-01-098506

Immediate Report on Meeting Results
Article 36D of the Securities Regulations (Periodic and Immediate Reports), 5730-1970
Article 13 of the Securities Regulations (Transaction Between a Company and a Controlling
Shareholder), 5761-2001
Article 22 of the Securities Regulations (Private Offering of Securities by a Listed Company), 5760-2000

Explanation: This form is used to report all types of meetings.
Clarification: This form must be completed for each type of security with respect to which a notice convening a meeting was published (F460).

1.	Identification number for the meeting: 2025-01-083233

TASE security number granting eligibility to participate in the meeting: 445015

Security name on the TASE: Matrix Mer 1 NIS

2.	The meeting: A special meeting held on December 10, 2025, notice of which was published in a form referenced by Reference No. 2025-01-083233, and whose subjects and resolutions brought for discussion were:

Explanation: List the subjects in the order they appeared in the last F460 notice published in connection with this meeting.

No.	Numbering of item on agenda (under Invitation Report F460)	Item details	Resolution summary	Meeting resolution
1	Matter 1

Summary of subject: Approval of the Company’s entry into a reverse triangular merger transaction with Magic Software Enterprises Ltd.

Type of majority required for approval: not a regular majority

Classification of resolution according to Sections of the Companies Law (other than Sections 275 and 320(f) of the Companies Law):
Approval of a merger as stated in Section 320(c) of the Companies Law

Yes.

Transaction between the Company and its controlling shareholder as stated in Sections 275 and 320(f) of the Companies Law.

Type of transaction / subject for vote: Other

			To approve the Company’s entry into a reverse triangular merger transaction with Magic Software Enterprises Ltd.	Approved
2	Matter 2

Summary of subject:
Increase the Company’s registered share capital and amend the Company’s Articles of Incorporation

Type of majority required for approval: regular majority

Classification of resolution according to Sections of the Companies Law (other than Sections 275 and 320(f)):
Amendment of Articles as stated in Section 20 of the Companies Law

No

Transaction between the Company and its controlling shareholder as stated in Sections 275 and 320(f) of the Companies Law: No

Type of transaction / subject for vote: _________

			Increase the Company’s registered share capital and amend the Company’s Articles of Incorporation accordingly	Approved.

Details of votes needed for a resolution requiring a non-regular majority:

1. a. Summary of subject: Approval of the Company’s entry into a reverse triangular merger transaction with Magic Software Enterprises Ltd.

b. The meeting resolved: To approve.

c. Resolution related to matter: Other

	Quantity	Vote For	Vote Against
Total voting rights	63,638,357
Shares / securities that participated in the vote	54,418,087
Shares / securities included in the quorum for the vote	54,418,087	Quantity: 54,417,687 Percentage of quantity: 99.99%	Quantity: 400 Percentage of quantity: 0.01%
Shares / securities that participated in the vote and were not classified as having a personal interest (1)	23,794,848	Quantity: 23,794,448 Rates (2): 99.99%	Quantity: 400 Rates (2): 0.01%

General: Percentage is always calculated based on the “quantity” column in the same row.

(1): The number of shares / securities that participated in the vote and were not classified as shares whose holders have a personal interest, or shares held by the controlling shareholder, and for the purpose of appointing external directors, are not holders of a personal interest in approving the appointment, except for a personal interest that does not arise from ties with the controlling shareholder.

(2): The percentage of votes in favor of / against approval of the transaction out of the total voters who are not holders of a personal interest in the transaction / who are not controlling shareholders or holders of a personal interest in approving the appointment, except for a personal interest that does not arise from ties with the controlling shareholder.

Percentage of votes in favor from all voters who are not controlling shareholders in the Company / not holders of a personal interest: 99.99%

Percentage of votes against from total voting rights in the Company: 0.01%

___________

Explanation: An explanation must be provided if the number of shares participating in the vote is larger than the number of shares included in the quorum of votes for the purpose of the vote.

The Company did not classify a shareholder who voted against as a holder of a personal interest.
The Company did not classify a shareholder differently from the shareholder’s self-classification.

2. a. Summary of subject: Increase the Company’s registered share capital and amend the Company’s Articles of Incorporation.

b. The meeting resolved: To approve.

c. Resolution related to matter: ________

	Quantity	Vote For	Vote Against
Total voting rights	_____________
Shares / securities that participated in the vote	_____________
Shares / securities included in the quorum for the vote	_____________	Quantity: _______ Percentage of quantity: ______%	Quantity: _______ Percentage of quantity: ______%
Shares / securities that participated in the vote and were not classified as having a personal interest (1)	_____________	Quantity: __________ Rates (2): _____%	Quantity: __________ Rates (2): _____%

General: Percentage is always calculated based on the “quantity” column in the same row.

(1): The number of shares / securities that participated in the vote and were not classified as shares whose holders have a personal interest, or shares held by the controlling shareholder, and for the purpose of appointing external directors, are not holders of a personal interest in approving the appointment, except for a personal interest that does not arise from ties with the controlling shareholder.

(2): The percentage of votes in favor of / against approval of the transaction out of the total voters who are not holders of a personal interest in the transaction / who are not controlling shareholders or holders of a personal interest in approving the appointment, except for a personal interest that does not arise from ties with the controlling shareholder.

Percentage of votes in favor from all voters who are not controlling shareholders in the Company / not holders of a personal interest: ____%

Percentage of votes against from total voting rights in the Company: ____%

___________

Explanation: Add an explanation if the number of shares that participated exceeds the number counted for voting.

________The Company classified a shareholder voting against the transaction as a holder of a personal interest

________ The Company classified a shareholder in a manner that differs from how the shareholder classifies itself.

3.	Details of institutional voters, interested parties, or senior officeholders

A file in TXT format (2025-01-083235_49.txt) accompanies the report.

Note: Following the Notice to Corporations, one must use the “Vote Processing Tool” available on the ISA website. Responsibility for accuracy and completeness remains with the reporting corporation.

4.	This Report is filed further to the following Reports:

Report	Publication Date	Reference No.
Original	Nov. 3, 2025	2025-01-083233
Amended	Dec. 7, 2025	2025-01-097364

Authorized signatories permitted to sign on behalf of the Corporation:

	Name of Signatory	Position
1	Adv. Yifat Givol	Other Head of Legal Department and Corporate Secretary
2	Nevo Brenner	Chief Financial Officer

Explanation: Pursuant to Article 5 of the Periodic and Immediate Reports Regulations (5730-1970), a report submitted under these Regulations shall be signed by those authorized to sign on behalf of the Corporation. A Staff Position on the matter may be found on the Authority’s website: click here.

Reference numbers of previous documents on the matter (the reference does not constitute incorporation by reference):

The Corporation’s securities are listed for trading on the Tel Aviv Stock Exchange

Form Structure Update Date: Aug. 6, 2024

Short Name: Matrix

Address: 3 Atir Yeda Street, Kfar Saba 4464303

Telephone: 09-9598810; Fax: 09-9598050

Email: yifatg@matrix.co.il; Company website: https://www.matrix-globalservices.com/

Former names of the reporting entity: Romtech Electronics Ltd.

Name of electronic filer: Yifat Givol

Position: Head of Legal Department and Corporate Secretary

Employer:

Address: 3 Atir Yeda Street, Kfar Saba 4464303

Telephone: 09-9598810; Fax: 09-9598050

Email: yifatg@matrix.co.il